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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                Date of report (Date of earliest event reported):

                                OCTOBER 30, 1998


                      WESTERN INVESTMENT REAL ESTATE TRUST
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             (Exact name of registrant as specified in its charter)

        California                  001-08723                   94-6100058
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(State or Other Jurisdiction       (Commission             (I.R.S. Employer
      of Formation)                 File Number)         Identification Number)


           2200 Powell Street, Suite 600, Emeryville, California 94608
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               (Address of principal executive offices) (Zip Code)

                                 (510) 929-0211
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              (Registrant's telephone number, including area code)

                                 not applicable
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         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

         ACQUISITION OF KIENOW'S FOOD STORES, INC.

                  On October 30, 1998, Western Real Estate Services, Inc. ("WRESI"), a subsidiary of Western Investment Real Estate Trust ("Western"), acquired all of the outstanding capital stock of Kienow's Food Stores, Inc., a privately held Oregon corporation ("Kienow's") from its ten shareholders (the "Kienow's Acquisition"). Prior to the transaction, none of Kienow's shareholders had any material relationship with Western, its directors or its officers or any of their associates. Kienow's owns ten core retail properties and holds a leasehold interest in two retail properties in the Portland, Oregon metropolitan area. Six of the ten retail properties are multi-tenant neighborhood shopping centers. Kienow's operates a retail grocery store at each of the twelve locations. Additionally, Kienow's owns certain non-core real property in the Portland, Oregon area, including an office building, residential properties and its headquarters.

                  The Kienow's Acquisition was structured as follows. Pursuant to the Stock Purchase and Contribution Agreement, immediately prior to the closing of the transaction, Kienow's redeemed approximately $10.8 million of its stock from cash on hand. Holders of 4,570 non-redeemed shares (valued at approximately $17.4 million) contributed such shares to Western/Kienow, L.P., a newly-formed Delaware limited partnership controlled by Western as the sole general partner (the "DownREIT Partnership"). Those contributing stockholders became limited partners in the DownREIT Partnership. The DownREIT Partnership contributed its shares in Kienow's to WRESI, in exchange for non-voting preferred stock representing a 97% economic interest in WRESI. The remaining 23,009 shares of Kienow's were purchased by WRESI from their holders for approximately $26.2 million. WRESI funded the cash portion of the purchase price primarily through borrowings from Western and Western funded such loan primarily through draws on its unsecured line of credit. In order to preserve Western's status as a REIT, the voting common stock of WRESI was issued to officers of Western, in their individual capacities, in exchange for a personal investment by such officers in an amount equal to approximately 3% of the value of Kienow's. Such investment was funded by loans from Western secured by the common stock of WRESI.

                  Western (together with the DownREIT Partnership and WRESI) intends to cause Kienow's to dispose of certain of its non-core properties and to lease its grocery store locations to third-party retail operators. In the transition to third-party operators, Kienow's will discontinue its direct operation of the grocery stores on a phased basis.

                 Western is an unincorporated business association organized as a California trust that has elected to be taxed as a real estate investment trust (a "REIT") under the federal income tax code.

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         CAUTIONARY STATEMENT

                  This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "intends," "will" and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, many of which are outside of Western's control. Western's actual results could differ materially from those described in such forward-looking statements. Certain factors that may cause actual results to differ include, but are not limited to, the risk that Western may not find qualified lessees for the grocery store locations, the risk that economic conditions may deteriorate in the Portland, Oregon area thereby decreasing demand for retail space and increasing the likelihood that current tenants will default, the risk of increases in construction costs which may discourage new tenants from leasing space that would require remodeling for their intended uses, and the risks relating to real estate ownership generally detailed in the Company's filings with the Securities and Exchange Commission.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            WESTERN INVESTMENT REAL ESTATE TRUST
                                                      (Registrant)

Date:  November 12, 1998                    By:  /s/  Dennis D. Ryan
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                                            Name:  Dennis D. Ryan
                                            Title: Chief Financial Officer

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